                                                                   EXHIBIT 10.73

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is entered into as of the 1st day of October 1997, by and between Meadow Valley Corporation, a Nevada corporation (the "Employer"), and Alan A. Terril (the "Employee").

     The Employer hereby employs the Employee on a full-time basis, and the Employee hereby accepts such full-time employment on the terms and conditions hereinafter set forth.

     1.   EMPLOYMENT. Employee is employed as the Senior Vice President - Nevada
          ----------
Area Manager for the Employer. Employee shall perform all duties as outlined herein and as may be assigned by the Employer and shall devote full time, attention and loyalty to the affairs of the Employer. The duties of the Employee shall specifically be:

          A) Complete responsibility for the operational aspects of the Nevada Area, including profit and loss responsibility.

          B) To select, hire and maintain qualified project management personnel on all Nevada Area projects and to administer and review annually the performance of each person within direct supervision and adjust compensation in accordance with Company guidelines and subject to the approval of the Chief Operating Officer.

          C) To oversee the selection, preparation and submission of bid proposals and to determine margins in order to maximize Company profitability.

          D) To oversee the preparation of project budgets for submission to the Chief Operating Officer for approval, to insure that cost controls are in place and utilized to accurately track project costs, to monitor project schedules and to provide decision-making problem-solving assistance for all project management. To oversee the negotiation, preparation and execution of all subcontracts and purchase agreements within the Nevada Area.

          E) To maintain and promote relationships with owners with whom the Company contracts.

          F) To insure that periodic reporting such as project Cash Flows (ECAC's), pay estimates are prepared and submitted correctly and on a timely basis.

          G) Prepares annual operating budgets and capital expenditure budgets and periodic forecasts as required.

          H) Resolve complaints and/or claims relating to Nevada Area projects, or to provide assistance in preparing for and presenting the Company's position in claims hearings.

          I) To provide input and counsel to strategic and business plans for the entire Company.

          J) To assist in any other projects or duties as may be assigned by the Chief Operating Officer.

     2.   TERM.  Subject to the provisions of termination provided in paragraph
          ----
12, the initial term of this Agreement shall commence on October 1, 1997 and terminate on September 30, 2002. This Agreement may be extended by the mutual written agreement of the Employee and the Employer.

     3.   COMPENSATION. Employee shall receive a base salary of One Hundred
          ------------
Thousand Dollars ($100,000.00) per year, payable in accordance with the regular payroll practices of Employer, and subject to applicable deductions of withholding taxes and other customary employment taxes. The Chief operating Officer of Employer shall review Employee's salary at a minimum annually and may adjust Employee's salary upward to recognize improvement, achievement or expansion of Employee's responsibilities subject to approval of the Board Compensation Committee.

     Employee shall participate as a member of senior management in cash incentive plans as currently existing or as amended or adopted in the future by the Compensation Committee of Employer's Board of Directors. Cash bonus plans are subject to annual review and/or change as recommended by the Compensation Committee and approved by the Board of Directors.

     4.   OPTIONS TO ACQUIRE COMMON STOCK. Employee is elligible to participate
          -------------------------------
in the Meadow Valley Corporation 1994 Stock Option Plan. Future grants of stock options shall be subject to the discretion of Meadow Valley Corporation's board of directors.

     5.   EMPLOYEE BENEFITS. Employer shall provide to Employee, and to the
          -----------------
Employee's dependents, a comprehensive major medical, health, and dental insurance program comparable to the programs normally provided by other employers in the same industry and marketplace, and the Employer shall pay the cost of the Employee's portion of the premium. Should, at any time, the Employee opt to maintain a personal major medical and health insurance policy for himself and for his dependents and not participate in the Employer's group plan, then Employer shall reimburse Employee the lesser of the amount Employee pays for said personal policy, as evidenced by adequate documentation, or what Employer would otherwise be paying were Employee participating in the Employer's group plan. Should the Employee opt to maintain his own coverage, neither he nor his dependents shall be precluded from later participating in the Employer's group plan so long as they otherwise qualify for enrollment.

     At Employer's cost, Employer will maintain a life insurance policy covering Employee, with at least $250,000 of death benefits being payable, in a manner that is free of income tax, to Employee's estate or other beneficiaries designated by Employee.

     Employer agrees to provide Employee with an automobile for business-related use. In addition to the cost of the vehicle itself, Employer shall pay, directly or by reimbursement to Employee, for all maintenance, fuel, repairs, insurance, operating and other costs incidental thereto.

     Employer shall pay for, or reimburse Employee for, dues for his membership in industry related associations perceived as beneficial to Employer and as approved by the Chief Executive Officer or the Chief Operating Officer.

     So long as it is within the guidelines of the respective plan, Employee shall be given the opportunity to participate in Employer's 401(k) and any other plans made available to other members of executive management.

     Employee shall be entitled to receive all other employee benefits for senior management personnel upon the terms and conditions then in effect.

     6.   MOVING EXPENSES AND SUBSISTENCE. In the event the Employer requires
          -------------------------------
the Employee to relocate, the Employer shall pay for all moving costs of reasonable and normal household effects, including up to six months storage of such household effects while Employee obtains a permanent residence in the relocation area. Employee shall obtain a minimum of two moving and storage quotes from reputable movers and Employer shall pay the most competitive rate.

     Employer shall provide Employee a subsistence allowance of Two Thousand Dollars ($2,000.00) per month for the lesser of nine months from the date of reassignment in a new location or until such time as the relocation of Employee and his/her spouse to the relocation area is complete. In addition, costs for one round-trip airline ticket per week between the Employee's previous location and the relocation area will be reimbursed by Employer to Employee during the same nine-month period, or less if relocation is completed earlier. Such tickets may be used either by Employee or by his/her spouse.

     7.   HOLIDAYS AND VACATION.
          ---------------------
          A) Employee shall be paid for the following seven (7) holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after Thanksgiving, and Christmas Day and all other holidays for Employees of the Company as approved by the Chief Executive Officer or Board of Directors.
          B) Employee is entitled to four weeks vacation during the first year of employment and for each year thereafter. Unused vacation in any given year shall accrue to following years up to a maximum of eight weeks in any one year.

     8.   RESPONSIBILITIES OF EMPLOYEE. The Employee shall devote such
          ----------------------------
reasonable time as is necessary or is deemed reasonably necessary by the Employer to carry out all required duties and will devote full time to the Employer during normal business hours. The Employee shall at all times faithfully, with diligence and to the Employee's best good faith ability, experience and talents, perform all the duties that may be required pursuant to the express terms hereof to the reasonable satisfaction of the Employer, in accordance with customary professional standards.

     9.   WORKING FACILITIES. The Employee shall be furnished with all
          ------------------
facilities and services suitable to Employee's position and adequate for the performance of Employee's duties.

     10.  EXPENSES.  The Employee is authorized to incur reasonable expenses
          --------
for promoting business of the Employer, including expenses for entertainment, travel and similar items. The Employer shall reimburse the Employee for all such expenses on the presentation by the Employee of itemized and adequately documented accounts of such expenditures.

     11.  DISABILITY.  If unable to perform duties under the terms of this
          ----------
Agreement by reason of illness or incapacity for a period of four weeks, Employee shall, commencing at the end of such four week period, be entitled to receive Employee's compensation hereunder for a period of up to and including a maximum of one year or until he is no longer disabled, whichever occurs first. After one year of disability at full salary, the Employee, or his designated beneficiary, shall be provided with a disability insurance policy, if available, at no cost to Employee. The disability income policy would provide for monthly income benefits at the rate of sixty percent (60%) of the Employee's base salary at the time the disability occurred. The Company will attempt to procure a disability income policy that would provide monthly benefits until the Employee reaches 65 years of age or is no longer disabled whichever occurs first. If such a policy is unavailable, the Company will attempt to provide the best policy available. If no policy is available, no other disability income benefits will be provided.

     12.  TERMINATION.  This Employment Agreement may be terminated under the
          -----------
following circumstances.

          A)   WITHOUT CAUSE.  Employer may terminate this Agreement at any time
               -------------
     upon thirty (30) days written notice to Employee, but Employer shall be obligated to pay to Employee compensation in a lump sum for the balance of the term of this Agreement within 30 days of termination, unless Employee agrees to other payment terms.

          B)   VOLUNTARY TERMINATION BY EMPLOYEE WITHOUT CAUSE.  Employee may
               -----------------------------------------------
     terminate this Agreement at any time upon thirty (30) days written notice to Employer and Employer shall be obligated, in that event, to pay Employee compensation up to the date of the termination only. All accrued but unpaid compensation and Employee benefits shall be paid in cash within 30 days of termination, unless Employee agrees to other payment terms.

          C)   TERMINATION BY EMPLOYER FOR REASONABLE CAUSE.  The Employer may
               --------------------------------------------
     terminate this Agreement for reasonable cause upon the unanimous vote of the Board of Directors and by thirty (30) days written notice to the Employee and Employer shall be obligated, in that event, to pay Employee compensation up to the date of termination only. For purposes hereof, "cause" shall be defined as meaning (i) such conduct by the Employee which constitutes material breach of this Agreement which is not cured within ninety (90) days of written notice to the Employee of said alleged breach or (ii) a material failure to competently perform Employee's duties as stated in paragraph 1 in accordance with applicable professional standards as stated in paragraph 1 and 8 hereof provided that Employer has previously given Employee written notice and a reasonable opportunity to remedy such failure and such failure has a materially adverse effect on the business or financial condition of Employer or (iii) material breach of Employee's fiduciary duty and such breach has a material adverse effect on the business or financial condition of Employer or (iv) egregiously improper or illegal conduct of the Employee which, based upon a unanimous good faith determination of the Board of Directors of the Employer, has a material adverse affect on Employer.

          D)   TERMINATION BY EMPLOYEE FOR REASONABLE CAUSE.  Employee may
               --------------------------------------------
     terminate this Agreement for cause. In such event, Employer shall be obligated to pay Employee compensation in lump sum for the balance of the term of this Agreement within 30 days of termination or as Employee shall agree, plus damages suffered and expenses incurred by reason thereof. For this purpose "cause" shall mean (i) a material breach of this Agreement by Employer or (ii) failure of Employer to pay any amount owed Employee hereunder at the time and in the amount due or (iii) failure of Employer to follow applicable law, especially with respect to SEC filing and compliance over the objection of Employee or contrary to the reasonable advice of Employee or (iv) egregiously improper conduct with respect to dealing with Employee or in a manner which brings discredit to Employee.

     13.  CONFIDENTIALLY.  Employee agrees not to disclose any confidential,
          --------------
propriety competitively sensitive information to persons who are not employees, directors, lenders, bonding agents, insurance companies or advisors of the Employer, except as required by law, without prior consent of the Employer, provided however, any disclosure involving this paragraph shall not result in a breach of this Agreement unless the disclosure has a materially adverse effect on the Employer.

     14.  INDEMNIFICATION.  Employer and Meadow Valley Contractors, Inc. shall
          ---------------
provide Employee with an Officer Indemnification Agreement in the form attached hereto.

     15.  NOTICES.  All notices, demands, and communications given under this
          -------
Agreement ("Notice") shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested, in the United States mail, postage prepaid, addressed as follows:

          If to Employer:
                  Meadow Valley Corporation
                  P.O. Box 60726
                  Phoenix, AZ 85082-0726

          If to Employee:
                  Alan A. Terril
                  P.O. Box 364
                  Overton, NV 89040
or at such other address as a party may from time to time designate by Notice hereunder. Notice shall be effective upon delivery in person, or if mailed, at midnight on the third business day after the date of mailing.

     16.  ASSIGNMENT OF AGREEMENT.  Neither party may assign or otherwise
          -----------------------
transfer this Agreement or any of its rights or obligations hereunder without the prior written consent to such assignment or transfer by the other party hereto; and all the provisions of this Agreement shall be binding upon the respective employees, successors, heirs and assigns of the parties; provided, however, the benefits payable to Employee hereunder in the event of disability or death or incapacity are payable to Employee's spouse or personal representative.

     17.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.  This Agreement
          -----------------------------------------------------
and the representations, warranties, covenants and other agreements (however characterized or described) by both parties and contained herein or made pursuant to the provisions hereof shall survive the execution and delivery of this Agreement.

     18.  FURTHER INSTRUMENTS.  The parties shall execute and deliver any and
          -------------------
all such other instruments in reasonable mutually acceptable form and substance and shall take any and all such other actions as may be reasonably necessary to carry the intent of the Agreement into full force and effect.

     19.  SEVERABILITY.  If any provision of this Agreement shall be held,
          ------------
declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, governmental authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory of jurisdiction in which made.

     20.  WAIVER.  All the rights and remedies of either party under this
          ------
Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

     21.  GENERAL PROVISIONS.  This Agreement shall be construed and enforced in
          ------------------
accordance with, and governed by, the laws of the state of Arizona. Except as otherwise expressly stated herein, time is of the essence in performing under this Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter of this Agreement as it relates to the parties' duties and obligations from and after

April 1, 1997, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

     22.  SPECIAL RIGHT OF EMPLOYEE UNDER CERTAIN CIRCUMSTANCES. During the term
          -----------------------------------------------------
of this Agreement, if (i) Employer is involved in a merger, consolidation or other business combination in which Employer is not the surviving and controlling entity; or (ii) all or substantially all the assets of Employer or its principal subsidiary are sold; or (iii) in the event Employee is required to relocate outside the Overton, Nevada area in a manner not mutually acceptable to Employee and Employer, then Employee shall have the following rights:

     A) To terminate this Agreement with 30 days prior notice, in which event Employer shall pay Employee as if there were a termination without cause by the Employer; and

     B) All options granted shall, to the extent not specifically prohibited by the stock option plan then in effect, vest immediately and be exercisable within one year of the occurring of one of the events set forth in (i), (ii) or
(iii) above.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                   Meadow Valley Corporation


/s/ Alan A. Terril                 By /s/ Bradley E. Larson
-----------------------------        ---------------------------------
Employee                             President/CEO

                         MEADOW VALLEY CORPORATION AND
                        MEADOW VALLEY CONTRACTORS, INC.
                  OFFICER/DIRECTOR INDEMNIFICATION AGREEMENT
                  ------------------------------------------

     THIS AGREEMENT ("Agreement") is entered into and effective this 1 day of October, 1997, by and between Meadow Valley Corporation and Meadow Valley Contractors, Inc., Nevada corporations ("Corporation"), and Alan A. Terril ("Indemnified Party").

     WHEREAS, the Board of Directors has determined that it is in the best interest of the Corporation and its shareholders to agree to indemnify Indemnified Party (who is a Director and/or Officer of the Corporation) from and against certain liabilities for actions taken by him during the performance of his tasks for the Corporation.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   INDEMNIFICATION.  The Corporation hereby agrees to indemnify and hold
          ---------------
harmless Indemnified Party to the maximum extent possible under all applicable laws against any and all claims, demands, debts, duties, liabilities, judgments, fines and amounts paid in settlement and expenses (including attorneys' fees and expenses) actually and reasonably incurred by Indemnified Party in connection with the investigation, defense, negotiation and settlement of any such claim or any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Indemnified Party is or becomes a party, or is threatened to be made a party, by reason of the fact that Indemnified Party is an officer or a director of the Corporation or any of its subsidiaries.

     2.   LIMITATIONS ON INDEMNITY.  No indemnity pursuant to this Agreement
          ------------------------
shall be made by the Corporation:

     (a) For the amount of such losses for which the Indemnified Party is indemnified pursuant to any insurance purchased and maintained by the Corporation; or
     (b) In respect to remuneration paid to Indemnified Party if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or
     (c) On account of any suit in which judgment is rendered against Indemnified Party for an accounting of profits made (i) for an improper personal profit without full and fair disclosure to the Corporation of all material conflicts of interest and not approved thereof by a majority of the disinterested members of the Board of Directors of the Corporation; or (ii) from the purchase or sale by Indemnified Party of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local law; or

     (d) On account of Indemnified Party's conduct which is finally determined to have been knowingly fraudulent, deliberately dishonest or willfully in violation of applicable law for which the corporation suffered actual financial damages; or

     (e) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     3.   CONTINUATION OF INDEMNITY.  All agreements and obligations of the
          -------------------------
Corporation contained herein shall continue during the period Indemnified Party is an officer or director of the Corporation or a subsidiary and thereafter so long as Indemnified Party shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnified Party was an officer or a director of the Corporation or any subsidiary .

     4.   NOTIFICATION AND DEFENSE OF CLAIM.  Within 30 days after receipt by
          ---------------------------------
Indemnified Party of notice of any claim or any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which Indemnified Party has a right to Indemnification hereunder, Indemnified Party will notify the Corporation of the commencement thereof. With respect to any such action, suit or proceeding as to which Indemnified Party notifies the Corporation of the commencement thereof.

     (a) The Corporation will be entitled to participate therein at its own expense;
          and
     (b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to Indemnified Party. After notice from the Corporation to Indemnified Party of its election to assume the defense thereof, the Corporation will not be liable to Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnified Party shall have the right to employ counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnified Party, unless (i) the employment of counsel by Indemnified Party has been authorized by the Corporation,
          (ii) Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnified Party in the conduct of the defense of such action, (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation, or (iv) unless the Indemnified

          Party reasonably and in good faith asserts defenses and theories of defense not asserted by the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnified Party shall have made the conclusion provided for in (ii) or (iv) above.

     (c) The Corporation shall not be liable to indemnify Indemnified Party under this Agreement for any amounts paid in settlement of any action or claim effected without the Corporation's written consent. The Corporation shall not settle any action in any manner which would impose any penalty or limitation on Indemnified Party without Indemnified Party's written consent. Neither the Corporation or Indemnified Party will unreasonably withhold their consent to any proposed settlement.

     5.   REPAYMENT OF EXPENSES.  Indemnified Party agrees that Indemnified
          ---------------------
Party will reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Indemnified Party in the event and only to the extent that Indemnified Party is finally determined that Indemnified Party is not entitled to be indemnified by the Corporation for such expenses under the Corporation's charter or bylaws, this Agreement or under applicable law.

     6.   ENFORCEMENT.
          -----------

     (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnified Party to serve as an officer and/or director of the Corporation or any subsidiary thereof, and acknowledges that Indemnified Party is relying upon this Agreement as part of the consideration for so acting.

     (b) In the event Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnified Party for all of Indemnified Party's reasonable attorneys' and other fees and expenses in bringing and pursuing such action.

     7. SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

     8.   GOVERNMENT LAW; BINDING EFFECT; AMENDMENT AND TERMINATION.
          ---------------------------------------------------------
     (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Arizona.
     (b) This Agreement shall be binding upon Indemnified Party and upon the Corporation, its successors and assigns, and shall inure to the benefit of

          Indemnified Party, his heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.
     (c) No amendment, modification, termination or change of this Agreement shall be effective unless it is signed by both parties hereto.

     9.   ADDITIONAL RIGHTS.  This Agreement is in addition to, and not in lieu
          -----------------
of, any other right to indemnification under the Corporation's corporate charter, bylaws, insurance contracts or otherwise at law or in equity.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                              MEADOW VALLEY CORPORATION AND
                              MEADOW VALLEY CONTRACTORS, INC.


                              By: /s/ Bradley E. Larson
                                 -----------------------------------------------
                              Bradley E. Larson, President and Chief Executive Officer

                              Indemnified Party:


                              /s/ Alan A. Terril
                              --------------------------------------------------
                              Alan A. Terril